SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 7, 2005

MAXXAM INC.

(Exact name of Registrant as specified in its Charter)

Delaware
(State or other jurisdiction of incorporation)

1-3924
(Commission File Number)

95-2078752
(I.R.S. Employer Identification Number)

1330 Post Oak Boulevard, Suite 2000	77056-3058
Houston, Texas	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 975-7600

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Elizabeth D. Brumley, Vice President and Controller of the Registrant, advised the Registrant on February 7, 2005 that she is resigning from the Registrant to join an unrelated publicly-traded company. It is expected that the effective date of Ms. Brumley’s resignation will be on or about March 8, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXAM Inc. (Registrant)
	By:	/S/ BERNARD L. BIRKEL
Date: February 10, 2005		Bernard L. Birkel
Secretary and Senior Assistant General Counsel